UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 11, 2019

MidWestOne Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 001-35968

Iowa	42-1206172
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)
102 South Clinton Street
Iowa City, Iowa 52240
(Address of principal executive offices, including zip code)
(319) 356-5800
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.     Submission of Matters to a Vote of Security Holders.
On January 11, 2019, MidWestOne Financial Group, Inc. (“MidWestOne”) held a special meeting of shareholders, at which MidWestOne's shareholders voted on a proposal to approve and adopt the Agreement and Plan of Merger, dated August 21, 2018, by and between MidWestOne and ATBancorp ("ATB"), pursuant to which ATB will merge with and into MidWestOne (the "Merger Proposal"), and on a proposal to approve the issuance of approximately 4,117,541 shares of MidWestOne common stock to ATB's shareholders in connection with the merger. There were 12,222,145 shares of MidWestOne common stock issued and outstanding on the record date for the special meeting and entitled to vote at the special meeting, and 9,612,184 shares were represented in person or by proxy at the special meeting, which constituted a quorum.
The results of the vote on the Merger Proposal were as follows:

Number of Shares	Number of Shares
Voted For	Voted Against	Abstentions
9,518,343	60,117	33,724

The results of the vote on the issuance of common stock in connection with the Merger Proposal were as follows:

Number of Shares	Number of Shares
Voted For	Voted Against	Abstentions
9,468,885	109,413	33,886

The approval of the Merger Proposal required the affirmative vote of the holders of a majority of the votes entitled to be cast on the proposal. The approval of the issuance of common stock required the affirmative vote of a majority of the shares of MidWestOne common stock represented in person or by proxy at the special meeting. Accordingly, the Merger Proposal and the issuance of common stock were approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWESTONE FINANCIAL GROUP, INC.

Dated:	January 11, 2019	By:	/s/ BARRY S. RAY
Barry S. Ray
Senior Vice President and Chief Financial Officer